Exhibit 3(xix)

Heinz Investment Company

2541 Stokesberry Place, Suite 100

Meridian, Idaho, 83646 USA

BY-LAWS

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of stockholders for the election of directors shall be held in the City of Wilmington, State of Delaware, at such place as the board of directors may fix from time to time, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice.

Section 2. Annual Meetings. Annual meetings of stockholders, commencing with the year 2002, shall be held on the second Wednesday of September in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 2:00 p.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the annual meeting, at which they shall by a plurality vote elect a board of directors. The stockholders may transact any other proper business at the annual meeting.

Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4. Stock Ledger. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting and may be inspected by any stockholder who is present.

Section 5. Special Stockholder Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 6. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten or more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, the stockholders may transact any business that they might have transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Majority Vote. When a quorum is present at any meeting of the stockholders of the corporation, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the applicable statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9. Voting. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 10. Stockholder Action by Consent. Unless otherwise provided in the Certificate of Incorporation, the stockholders may, without a meeting, without prior notice and without a vote, take any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action that the stockholders may take at any annual or special meeting of such stockholders, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted sign a consent in writing, setting forth the action so taken. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1. Number of Directors. The number of directors that shall constitute the whole board shall be not less than 3 nor more than 11. The first board may consist of less than 3 directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting.

Section 2. Vacancies. A majority of the directors then in office, although less than a quorum, or a sole remaining director may fill vacancies and newly created directorships resulting from any increase in the authorized number of directors. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately before any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3. Powers. The board of directors shall manage the business of the corporation and may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 4. Meetings of the Board of Directors. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5. First Meeting of Newly Elected Board of Directors. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided in these by-laws for special meetings of the board of directors, or as shall be specified in a written waiver that all of the directors sign.

Section 6. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as the board shall from time to time determine. The Chairperson of the Board, if any and if present, shall preside at all meetings of the Board of Directors. If there shall be no Chairperson, or he or she shall be absent, then the President shall preside, and in his absence, any other Director chosen by the Board of Directors shall preside.

Section 7. Special Meetings. The president may call special meetings of the board on three days’ notice to each director, either personally or by mail or by telegram or by facsimile; the president or secretary shall call special meetings in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

Section 8. Quorum. At all meetings of the board not less than one-third of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as any statute or the Certificate of Incorporation may otherwise specifically provide. If a quorum shall not be present at any meeting of the board of directors, the directors present at the meeting may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

Section 9. Director Action By Consent. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, the board of directors or any committee of the board may, without a meeting, take any action required or permitted to be taken at any meeting of the board or the committee, if all members of the board or committee, as the case may be, consent to the action in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 10. Participation by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11. Committees of Directors. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as the board of directors may determine from time to time by resolution.

Section 12. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 13. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The corporation may pay the directors their expenses, if any, of attendance at each meeting of the board of directors and a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation for such service. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 14. Removal of Directors. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV

Section 1. Notices. Whenever any provision of the applicable statutes or of the Certificate of Incorporation or of these by-laws requires notice to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or facsimile.

Section 2. Waiver of Notice. Whenever any provision of the applicable statutes or of the Certificate of Incorporation or of these by-laws requires notice to be given, a written waiver of notice, signed by the person or persons entitled to notice, whether before or after the time stated in the waiver, shall be deemed equivalent to notice. Whenever any notice is required to be given by law, the Certificate of Incorporation or these Bylaws, the meeting of shareholders, Board of Directors, or committee thereof, or attendance at the meeting by any person, shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

Section 1. Officers. The officers of the corporation shall be elected by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The secretary and treasurer of the Company may be appointed after the formation of the Company when reasonable and necessary. The board of directors may also elect additional vice-presidents, and one or more assistant secretaries and assistant treasurers. One person may hold any number of offices, unless the Certificate of Incorporation or these by-laws otherwise provide.

Section 2. Election of Officers. The board of directors at its first meeting after each annual meeting of stockholders shall elect a president, one or more vice-presidents, a secretary and a treasurer.

Section 3. Additional Officers. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as the board shall determine from time to time.

Section 4. Compensation of Officers. The board of directors shall fix the salaries of all officers and agents of the corporation.

Section 5. Term of Office, Removal and Vacancy. The officers of the corporation shall hold office until their successors are chosen and qualify. The board of directors may by the affirmative vote of a majority of its members remove at any time any officer elected or appointed by the board of directors. The board of directors may fill any vacancy occurring in any office of the corporation.

Section 6. President. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the board of directors shall expressly delegate the signing and execution thereof to some other officer or agent of the corporation. The president shall be fully authorized to represent, or appoint a fully authorized representative to represent, the corporation in its capacity as a shareholder of a subsidiary or affiliate at the annual general meetings of its affiliates or subsidiaries.

Section 7. Vice-Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 8. Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 9. Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 10. Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as the board of directors may designate.

The treasurer shall disburse the funds of the corporation as the board of directors may order, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 11. Assistant Treasurer. The assistant treasurer, or if there being more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

Section 1. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

Section 2. Facsimile Signatures on Certificates. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the corporation may issue the certificate with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertified shares, the board of directors may, in its discretion and as a condition precedent to the issuance of the new certificate, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled to the new certificate, cancel the old certificate and record the transaction upon its books.

Section 5. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment of a meeting, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, that shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days before any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as the laws of Delaware otherwise provide.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. The board of directors, pursuant to law, at any regular or special meeting may declare dividends upon the capital stock of the corporation subject to the provisions of the Certificate of Incorporation, if any. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. Reserves for Contingencies. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Section 4. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 5. Fiscal Year. The fiscal year of the corporation shall end on the Sunday nearest to December 31 of each year and begin on the following day.

Section 6. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile of the seal to be impressed or affixed or reproduced or otherwise.

Section 7. Indemnification of Directors, Officers and Employees. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding or the defense or settlement thereof or any claim, issue or matter therein, to the fullest extent permitted by law. Expenses incurred by any such person in defending any such action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding if authorized by a majority of the directors of the corporation who are not interested in such action, suit or proceeding. The proper officers of the corporation, without further authorization from the board of directors, may in their discretion purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the laws of Delaware and under this Section 7.

The indemnification provided by this Section 7 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the type referred to above and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VIII

Section 1. Amendments. The stockholders or the board of directors, when such power is conferred upon the board of directors by the Certificate of Incorporation, may alter, amend, or repeal these by-laws, or adopt new by-laws, at any regular meeting of the stockholders or the board of directors or at any special meeting of the stockholders or the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws is contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

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